NEWPORT PACIFIC MANAGEMENT, INC.
                          NEWPORT FUND MANAGEMENT, INC.



                                 CODE OF ETHICS
                                       AND
                          STATEMENT ON INSIDER TRADING




                  Code of Ethics------------------------------------------Page 1

                  Beneficial Ownership---------------------------------Exhibit A

                  Statement of Insider Trading-------------------------Exhibit B

                  Initial Security Accounts Report---------------------Exhibit C

                  Annual Security Accounts Report----------------------Exhibit D

                  Quarterly Security Transactions Report---------------Exhibit E






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                        NEWPORT PACIFIC MANAGEMENT, INC.(1)
                         NEWPORT FUND MANAGEMENT, INC.(1)

                                 CODE OF ETHICS

         Rule 17j-1 under the Investment Company Act of 1940 (the "Act") requires registered investment companies ("investment companies") and their investment advisers and principal underwriters to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under Rule 17j-1. Rule 17j-1 also makes it unlawful for certain persons, including any officer or director of an investment company, in connection with the purchase or sale by such person of a security held or to be acquired by an investment company to:

         1. employ any device, scheme or artifice to defraud the investment company;

         2. make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

         4. engage in any manipulative practice with respect to the investment company.

         Rule  17j-1  also  requires  that  each  investment   company  and  its
affiliates  use  reasonable  diligence,   and  institute  procedures  reasonably
necessary, to prevent violations of its code of ethics.

         In addition to Rule 17j-1 of the Act, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisors and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment advisor and/or broker-dealer. Section 204A of the Investment Advisors Act of 1940 (the "Advisors Act") states that an investment advisor must adopt and disseminate written policies with respect to ITSFEA, and an investment advisor must also vigilantly review, update, and enforce them.
Section 204A provides that every person subject to Section 204 of the Advisors Act shall be required to establish procedures to prevent insider trading.

         Attached to this Code of Ethics (the "Code"), as Exhibit A, is a Statement on Insider Trading. All persons who are affiliated with Newport Pacific Management Inc. ("NPM") and

(1) This Code of Ethics is applicable to Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM") except with respect to officers and directors of NPM & NFM located at 600 Atlantic Ave, Boston, MA.


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Newport Fund Management,  Inc. ("NFM") ("the Company"),  i.e. Directors,
Officers, and employees are obligated to comply with the policy and procedures outlined in the Statement on Insider Trading

         This Code is being adopted by the Company for implementation with respect to covered persons of the Company.

                         STATEMENT OF GENERAL PRINCIPLES

         This Code is based on the principal that the officers, directors, and employees of the Company owe a fiduciary duty to the clients of the Company and, therefore, the Company's personnel must place the clients' interests ahead of their own. the Company's personnel must also avoid any conduct which could create a potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with the client's portfolio transactions and that they do not take inappropriate advantage of their positions. All persons covered by this Code must adhere to these general principles as well as the Code's specific provisions, procedures, and restrictions.

                                   DEFINITIONS

         For the purposes of this Code:

         "Access Person" means any director, officer, employee, or advisory person of the Company, or those persons who have an active part in the management, or portfolio selection of the Company's client accounts, or who, in the course of their normal duties, obtain prior information about the client's purchases or sales of securities (i.e. traders and analysts).

         "Advisory Person" With respect to an Investment Advisor, an Advisory Person means any director, officer, general partner, or employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security for client accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Company who obtains current information concerning recommendations made with regard to the purchase or sale of a security for client accounts.

         "Investment Personnel" shall mean any securities analyst, portfolio manager, or a member of an investment committee who is directly involved in the decision making process as to whether or not to purchase or sell a portfolio security and those persons who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions.

         "Personnel of the Company" shall mean an Access Person, Advisory Person, and/or Investment Personnel.

         "Portfolio Manager" shall mean an employee of an Investment Advisor entrusted with the direct responsibility and authority to make investment decisions affecting clients' accounts.

         "Beneficial Ownership" shall be defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which, when applied to a person's ownership of securities means, in general, interest in securities, the benefits of which, substantially equivalent to those of

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ownership, are enjoyed,  directly or indirectly,  by the person by reason of any contract, understanding, relationship (such as, for example, that of spouse, child or other close familial relationship), agreement or other arrangement, and by reason of which such person should be regarded as the beneficial owner, although such securities may not be registered or standing in the books of the issuer in the name of such person. See: Attachment "A" for additional information concerning beneficial ownership of securities.

         "Security" shall have the meaning set forth in Section 2 (a) (36) of the Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States or by Federal agencies which are direct obligations of the United States, bankers' acceptances, bank certificates of deposits, and commercial paper. A future or an option on a future will be deemed to be a security subject to this Code.

         "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

         A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by a Portfolio Manager and such determination has been communicated to the client. With respect to the Investment Advisor making the recommendation, a security is being considered for purchase or sale when an officer, director or employee of the Company seriously considers making such a recommendation.

         Solely for purposes of this Code, any agent of the Company charged with arranging the execution of a transaction shall be subject to the reporting requirements of this Code as to any such security as and from the time the security is identified to such agent as though such agent was an Investment Advisor hereunder.

         NOTE: An officer or employee of the Company whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Company, is not an "Advisory Person" or an "Access Person" unless actual advance knowledge of a covered transaction is furnished to such person.



                             PROHIBITED TRANSACTIONS

         Personnel of the Company shall not engage in any act, practice or course of conduct which would violate the provision of Rule 17j-1 set forth above. No Access Person or Advisory Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge, at the time of such purchase or sale (i) is being considered for purchase or sale by the Company for client accounts; or (ii) is being purchased or sold by the Company for client accounts; except that the prohibitions of this section shall not apply to:

         (1) purchase or sales affected in any account over which the Access Person or Advisory Person has no direct or indirect influence or control;

         (2) purchases or sales which are non-volitional on the part of either the Access Person, the Advisory Person, or the Company;

         (3) purchases which are part of an automatic dividend reinvestment or other plan established by personnel of the Company prior to the time the security involved came within the purview of this Code; and

         (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                 PROHIBITED TRANSACTIONS BY INVESTMENT PERSONNEL

         No Investment Personnel shall:

(a)      acquire any securities in an initial public offering; or

(b)      acquire  securities  in  a  private  placement  without  prior  written
         approval  of  the  Company's   compliance   officer  or  other  officer
         designated by the Board of Directors.

         In considering a request to invest in a private placement, the Company's compliance officer will take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to Investment Personnel by virtue of their/his/her position with the Company. Should Investment Personnel be authorized to acquire securities through a private placement, they/he/she shall, in addition to reporting the transaction on the quarterly report to the Company, disclose the interest in that investment to other Investment Personnel participating in that investment decision if and when they/he/she plays a part in the Company's subsequent consideration of an investment in that issuer. In such a case, the Company's decision to purchase securities of that issuer will be subject to an independent review by Investment Personnel who have no personal interest in the issuer.


                                BLACKOUT PERIODS

         No Access Person or Advisory Person shall execute a securities transaction on a day during which the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, a Portfolio Manager is expressly prohibited from purchasing or selling a security within seven (7) calendar days before or after the client accounts that he/she manages trades in that security.

         Should personnel of the Company trade within the proscribed period, such trade should be canceled if possible. If it is not possible to cancel the trade, all profits from the trade must be disgorged and the profits will be paid to a charity selected by personnel of the Company and approved by the officers of the Company.

         The prohibitions of this section shall not apply to:

         (1) purchases or sales affected in any account over which the Access Person or Advisory Person has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Company's pending "buy" or "sell" order;

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         (2)    purchases  or  sales  which  are  non-volitional  on the part of either the Access Person, the Advisory Person, or the Company;

         (3) purchases which are part of an automatic dividend reinvestment or other plan established by Personnel of the Company prior to the time the security involved came within the purview of this Code; and

         (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                               SHORT-TERM TRADING

         No Investment Personnel shall profit from the purchase and sale, or sale and purchase of the same (or equivalent) securities which are owned by client accounts or which are of a type suitable for purchase by client accounts, within sixty (60) calendar days. Any profits realized on such short-term trades must be disgorged and the profits will be paid to a charity selected by the Investment Personnel and approved by the officers of the Company. The compliance officer or other officer designated by the Board of Directors may permit in writing exemptions to the prohibition of this section, on a case-by-case basis, when no abuse is involved and the equities of the circumstances support an exemption.

                                      GIFTS

         No Investment Personnel shall accept a gift or other thing of more than de minimis value ("gift") from any person or entity that does business with or on behalf of the Company if such gift is in relation to the business of the employer of the recipient of the gift. In addition, any Investment Personnel who receive an unsolicited gift or a gift with an unclear status under this section shall promptly notify the compliance officer and accept the gift only upon written approval of the compliance officer.



                              SERVICE AS A DIRECTOR

         No Investment Personnel shall serve as a director of a publicly traded company absent prior written authorization from the Board of Directors based upon a determination that such board service would not be inconsistent with the interests of the Company and its clients.

                              COMPLIANCE PROCEDURES

1. All personnel of the Company shall preclear their personal securities transactions prior to executing an order. A written request must be submitted to the Company's compliance officer, and the compliance officer must give his/her written authorization prior to personnel of the Company placing a purchase or sell order with a broker. Should the compliance officer deny the request, he/she will give a reason for the denial. An approved request will remain valid for two (2) business days from the date of approval.

2. Personnel of the Company shall instruct their broker(s) to supply the compliance officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3. Personnel of the Company, other than directors or officers required to report their securities transactions to a registered investment advisor pursuant to Rule 204-2(a)(12) or (13) under the Investment Advisors Act, shall submit reports showing all transactions in securities as defined herein in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

4. Each director, who is not an interested person of the Company as defined in the Act, shall submit reports as required under subparagraph 3 above, but only for transactions in reportable securities where at the time of the transaction the director knew, or in the ordinary course of fulfilling his/her official duties as a director should have known, that during the seven (7) day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Company or was being considered for purchase or sale by the Company.

5. Every report required to be made under subparagraphs 3 and 4 above shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report shall contain the following information concerning any transaction required to be reported therein:

         (a)    the date of the transaction;

         (b)    the title and number of shares;

         (c)    the principal amount involved;

         (d) the nature of the transaction (i.e. purchase, sale, or other type of acquisition or disposition);

         (e)    the price at which the transaction was effected; and

         (f) the name of the broker, dealer or bank with or through whom the transaction was effected.

6. The compliance officer shall identify all personnel of the Company who have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

7. The compliance officer shall promptly report to the Company's Board of Directors (a) any apparent violation of the prohibitions contained in this Code and (b) any reported transactions in a security which was purchased or sold by the Company for client accounts within seven (7) days before or after the date of the reported transaction.

8. The Company's Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

9. This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by personnel of the Company, each memorandum made by the compliance officer hereunder, and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Company as required under Rule17j-1.

10. Upon the commencement of employment of a person who would be deemed to fall within the definition of "Personnel of the Company", that person must disclose all personal securities holdings to the compliance officer.

11. All personnel of the Company must report, on an annual basis, all personal securities holdings.

12. At least annually, all personnel of the Company will be required to certify that they (a) have read and understand the Code; (b) recognize that they are subject to the requirements outlined therein; (c) have complied with the requirements of the Code; (d) have disclosed and reported all personal securities transactions required to be disclosed; and (e) have disclosed all personal securities holdings.

13. The Company's compliance officer shall prepare an annual report to the Company's Board of Directors. Such report shall (a) include a copy of the Company's Code; (b) summarize existing procedures concerning personal investing and any changes in the Code's policies or procedures during the past year; (c) identify any violations of the Code; and (d) identify any recommended changes in existing restrictions, policies or procedures based upon the Company's experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

                                                                      Exhibit A

                      Further Comment: Beneficial Ownership

         Securities held for a person's benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), should be regarded as owned beneficially. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of , securities held in the name of his or her spouse, a minor child, or a relative of his or hers or of his or her spouse, who shares the same home with him or her. Other illustrations of benefits substantially equivalent to those of ownership include application of he income derived from securities to maintain a common home and application of the income derived from securities to meet expenses which the person otherwise would meet from other sources. Such interests which confer beneficial ownership of a security include having, or sharing with another: (1) voting power, including the power to vote, or to direct the voting of, the security; and/or (2) investment power, including the power to dispose, or to direct the disposition, of such security. A person is also deemed to be the beneficial owner of securities when such person has the right to acquire beneficial ownership for such securities: (i) through the exercise of an option, warrant or right (including options traded on options exchanges) exercisable within sixty days; (ii) through the conversion of securities which are immediately convertible within 60 days, or (iii) pursuant to a power to revoke within 60 days, or pursuant to the automatic termination within 60 days of, a trust, discretionary account or similar arrangement. In addition, beneficial ownership is conferred if voting or investment power is shared with one or more other persons and, therefore, the same shares of stock may be deemed beneficially owned by a number of persons. The Commission regards securities held in trust for others as beneficially owned by the trustee if he or she or shares voting or investment power with respect to such securities.

                                                                     EXHIBIT B

                          STATEMENT OF INSIDER TRADING

         The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisors and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment advisor and/or broker-dealer, or any person associated with the investment advisor and/or broker dealer.

         Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") states that an investment advisor must adopt and disseminate written policies with respect to ITSFEA, and an investment advisor must also vigilantly review, update, and enforce them. Section 204A provides that every person subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

                               SECTION I - POLICY

         The purpose of this Section 1 is to familiarize the officers, directors, and employees of the Company with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.

Policy Statement:

         No person to whom this Statement on Insider Trading applies, including officers, directors, and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by the Company) while in possession of material, non-public information; nor may any officer, director, or employee of the Company communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, and employee of the Company and extends to activities within and outside their duties with the Company. It covers not only personal transactions of covered persons, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, director, and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the compliance officer.

         The term "insider trading" is not defined in the Federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or the communications of material non-public information to others who may then seek to benefit from such information.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (a) trading by an insider, while in possession of material non-public information, or

         (b) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         (c) communicating material non-public information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1. Who is an Insider? The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment advisor may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2. What is Material Information? Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonable certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

3. What is Non-public Information? Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

4. Reason for Liability. (a) Fiduciary duty theory - in 1980 the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. (b) Misappropriation theory another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.

5. Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o      civil injunctions
         o      treble damages

         o      disgorgement of profits
         o      jail sentences
         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
         o fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions, including dismissal of the persons involved.

                             SECTION II - PROCEDURES

         The following procedures have been established to aid the officers, directors, and employees of the Company in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the compliance officer.

1. Identifying Inside Information. Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

       ii. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         (a)    Report the matter immediately to the compliance officer.

         (b) Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by the Company.

         (c) Do not communicate the information to anybody, other than to the compliance official.

         (d) After the compliance official has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2. Personal Security Trading. All officers, directors, and employees of the Company (other than officers, directors and employees who are required to report their securities transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the compliance officer, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, director, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time. The report shall include the name of the Security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All officers, directors and employees must also instruct their broker(s) to supply the compliance officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3. Restricting Access to Material Non-public Information. Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

4. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the compliance officer before trading or communicating the information to anyone.

                            SECTION III - SUPERVISION

         The role of the compliance officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications, (1) prevention of insider trading, and (2) the detection of insider trading.

1.       Prevention of Insider Trading:

         To prevent insider trading the compliance official should:

         (a) answer promptly any questions regarding the Statement on Insider Trading;

         (b) resolve issues of whether information received by an officer, director, or employee is material and non-public;

         (c)    review  and  ensure  that  officers,  directors,  and  employees
                review,  at  least  annually,  and  update  as  necessary,   the
                Statement on Insider Trading; and

         (d) when it has been determined that an officer, director, or employee has material non-public information,

                (i) implement measures to prevent dissemination of such information, and

                (ii) if necessary, restrict officers, directors, and employees from trading the securities.

2.       Detection of Insider Trading:

         To detect insider trading, the Compliance Officer should:

         (a)    review  the  trading  activity  reports  filed by each  officer, director, and employee, to ensure no trading took place in securities in which the Company has material non-public information;

         (b) review the trading activity of the mutual funds and pooled accounts managed the Company;

         (c) coordinate, if necessary, the review of such reports with other appropriate officers, directors, or employees of the Company.

3.       Special Reports to Management:

         Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Compliance Officer must prepare a written report to management of the Provider, and provide a copy of such report to the Board of Directors of Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM"), providing full details and recommendations for further action.

4.       Annual Reports:

         On an annual basis, the Compliance Officer of the Company will prepare a written report to the Board of Directors of Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM"), setting forth the following:

         (a) a summary of the existing procedures to detect and prevent insider trading;

         (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

         (c) an evaluation of the current procedures and any recommendations for improvement.

                                                                      Exhibit C

                    NEWPORT PACIFIC MANAGEMENT, INC. ("NPM")
                                       AND
                      NEWPORT FUND MANAGEMENT, INC. ("NFM")

                                 CODE OF ETHICS

                         INITIAL SECURITY ACCOUNT REPORT

To the Compliance Officer of Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM"):

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM")

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Personnel of the Company."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company's client accounts.

         4. As of the date below I had a direct or indirect beneficial ownership in the following security accounts:

         Name of Brokerage House            Account Number                    (Direct or Indirect)
         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------


          I do not have a direct or indirect beneficial ownership in a security account not listed above.

1.       Date:  ______________        Signature:  _____________________________

                                      Print Name:  ____________________________

                                                                      Exhibit D

                    NEWPORT PACIFIC MANAGEMENT, INC. ("NPM")
                                       AND
                      NEWPORT FUND MANAGEMENT, INC. ("NFM")

                                 CODE OF ETHICS

                         ANNUAL SECURITY ACCOUNT REPORT


To the Compliance Officer of Newport Pacific Management, Inc. ("NPM") and Newport Fund Management, Inc. ("NFM"):

         1. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Personnel of the Company."

         2. I hereby certify that, during the year ended December 31, 1998, I have complied with requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code. I have requested that my brokerage house send duplicate copies of securities transactions to the Compliance Officer.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company's client accounts.

         4. As of December 31, 1998, I had a direct or indirect beneficial ownership in the following accounts that could hold securities governed by the Code of Ethics:

                                                                                Type of Interest
         Name of Brokerage House            Account Number                    (Direct or Indirect)
         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

         ---------------------              ------------------                  ------------

          I do not have a direct or indirect beneficial ownership in a security account not listed above.

Date:  _________                      Signature:  _____________________________

                                      Print Name:  ____________________________

                                                                     Exhibit E

                         NEWPORT PACIFIC MANAGEMENT, INC
                                       and
                          NEWPORT FUND MANAGEMENT, INC


                     QUARTERLY SECURITY TRANSACTIONS REPORT
                      FOR THE PERIOD JULY - SEPTEMBER 1999

Employee: _______________________________

During the quarter listed above, in the accounts that I directly or indirectly control and in which I have a direct or beneficial interest, I (check one):

                  _____      had no reportable transactions

                  _____ previously reported all securities transactions and confirm that these transactions were placed through accounts for which Newport receives duplicate confirmations and statements.

  or              _____      need to report the following securities
                             transactions:

                                    Number of
                                    Title and        Shares or
Date of           Nature of         Class of         Principal
Transaction       Transaction*      Securities       Amount            Price          Security House











Date:  ____________________            Signature:  _____________________________


--------------------------
*Purchase, sale or other type of acquisition or disposition (describe)